UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 8, 2023

SYLVAMO CORPORATION

(Exact name of registrant as specified in its charter)

Commission file number 001-40718

Delaware	86-2596371
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

6077 Primacy Parkway, Memphis, Tennessee	38119
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (901) 519-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1 per share par value	SLVM	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Second Supplemental Indenture Relating to 7.000% Senior Notes Due 2029

On March 10, 2023, Sylvamo Corporation (the “Company”) entered into a second supplemental indenture (the “Second Supplemental Indenture”), between the Company and The Bank of New York Mellon Trust Company, N.A. (the “Trustee”), to the indenture, dated as of September 3, 2021, as supplemented and amended to date (the “Indenture”), relating to the Company’s 7.000% Senior Notes due 2029 (CUSIP Nos. 87133L AA8 and U7858L AA6 and ISIN Nos. US87133LAA89 and USU7858LAA62) (the “Notes”).

The Second Supplemental Indenture was entered into to effectuate certain amendments (the “Amendments”) to the Indenture for which consents were solicited in the previously announced tender offer (the “Tender Offer”) and consent solicitation (the “Consent Solicitation”) with respect to the Notes. Specifically, the Second Supplemental Indenture will amend the Indenture by, among other things, eliminating substantially all restrictive covenants and certain events of default applicable to the Notes, and modifying certain notice requirements for redemption of the Notes by the Company and certain other provisions contained in the Indenture. On March 10, 2023, the Company purchased the tendered Notes, at which point the Amendments became operative pursuant to the terms of the Second Supplemental Indenture.

As of 5:00 p.m., New York City time, on March 7, 2023, $359,459,000 aggregate principal amount of the Notes, representing approximately 79.9% of the outstanding principal amount of the Notes had been validly tendered (and not validly withdrawn), which amount was sufficient to constitute the requisite consents to approve the Amendments.

A copy of the Second Supplemental Indenture is attached to this Current Report on Form 8-K as Exhibit 4.1 and is incorporated by reference herein. The description of the Second Supplemental Indenture contained in this Current Report on Form 8-K is qualified in its entirety by reference to the Second Supplemental Indenture.

Credit Extension Amendment and Amendment No. 2 to the Credit Agreement

On March 9, 2023, the Company entered into that certain Credit Extension Amendment and Amendment No. 2 (“Amendment No. 2”), by and among the Company, the guarantors party thereto, the lenders party thereto, Cobank, ACB, as the TLF Lead Arranger and the Administrative Agent (as defined below), which amends that certain Credit Agreement, dated as of September 13, 2021 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time (including pursuant to Amendment No. 2), the “Credit Agreement”), among the Company, Bank of America, N.A., as administrative agent (the “Administrative Agent”), swing line lender and a letter of credit issuer, the other letter of credit issuers from time to time party thereto and the other lenders from time to time party thereto.

In addition to expressly permitting the repurchase of any and all of the Notes pursuant to the Tender Offer, Amendment No. 2 provides for a $300.0 million incremental term loan “A” facility (the “Term Loan A Facility”) to be borrowed under the Credit Agreement, which Term Loan A Facility borrowing will be used by the Company, together with cash on hand, borrowings under receivables financings (if any) and, if necessary, borrowings under the Company’s $450.0 million revolving credit facility, to pay the total consideration for all Notes tendered in the Tender Offer, plus accrued interest and all fees and expenses incurred in connection with the Tender Offer and Consent Solicitation. The Term Loan A Facility will mature on the fifth anniversary of the Amendment No. 2 effective date.

The loans under the Term Loan A Facility will bear interest initially at an annual rate equal to (i) the Term SOFR (as defined in the Credit Agreement and, for the avoidance of doubt, including a 0.10% credit spread adjustment for all interest periods) plus 1.75% per annum, or (ii) the base rate (which will be the highest of (x) the rate of interest as publicly announced from time to time by Bank of America, N.A. as its prime rate, (y) the federal funds effective rate plus 0.50% per annum and (z) Term SOFR plus 1.00% per annum) plus 0.75%. The loans under the Term Loan A Facility are subject to a Term SOFR “floor” of zero. Following the delivery of financial statements for the first full fiscal quarter completed after the Amendment No. 2 effective date, interest rate spreads under the Term Loan A Facility will be determined by reference to a leveraged-based pricing grid as set forth in the Credit Agreement.

The Company is required to make quarterly payments under the Term Loan A Facility commencing with the first full fiscal quarter ending after the Amendment No. 2 effective date, equal to 1.25% of the original principal amount of the loans made on the Amendment No. 2 effective date, with the balance due and payable on the maturity date of the Term Loan A Facility.

A copy of Amendment No. 2 is attached to this Current Report on Form 8-K as Exhibit 10.1 and is incorporated by reference herein. The description of Amendment No. 2 contained in this Current Report on Form 8-K is qualified in its entirety by reference to Amendment No 2.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth under Item 1.01 above under the heading “Credit Extension Amendment and Amendment No. 2 to the Credit Agreement” is incorporated herein by reference.

Item 3.03	Material Modification to Rights of Security Holders.

The disclosure set forth under Item 1.01 above under the heading “Second Supplemental Indenture Relating to 7.000% Senior Notes Due 2029” is incorporated herein by reference.

Item 8.01.	Other Events.

On March 8, 2023, the Company issued a press release announcing the early tender results of the Tender Offer and the Consent Solicitation. A copy of the press release is hereby incorporated by reference and attached hereto as Exhibit 99.1.

Nothing in this Current Report on Form 8-K constitutes an offer to sell, or a solicitation of an offer to buy, any security. No offer, solicitation, or sale will be made in any jurisdiction in which such an offer, solicitation, or sale would be unlawful.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

4.1	Second Supplemental Indenture, dated as of March 10, 2023, between Sylvamo Corporation and the Bank of New York Mellon Trust Company, N.A., as trustee.

10.1*	Credit Agreement, dated as of September 13, 2021 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time (including pursuant to Amendment No. 2)), among the Sylvamo Corporation, Bank of America, N.A., as administrative agent, and the lenders from time to time party thereto.

99.1	News Release dated March 8, 2023.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*

Certain exhibits and schedules to this Exhibit have been omitted in accordance with Item 601(a)(5) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted exhibit or schedule to the SEC upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Sylvamo Corporation

Date: March 10, 2023		/s/ Matthew L. Barron
	Name:	Matthew L. Barron
	Title:	Senior Vice President and General Counsel